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                               Consent of KPMG LLP

                                                                   Exhibit 23.5


We consent to the incorporation by reference in this registration statement on Form S-8 of Vertex Pharmaceuticals Incorporated of our report dated November 19, 1998, with respect to the statements of operations, stockholders' equity, and cash flows of PanVera Corporation for the year ended September 30, 1998, which report appears on Form 8-K of Aurora Biosciences Corporation dated May 18, 2001.


/s/ KPMG

Chicago, Illinois
July 18, 2001